                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of August 20, 1997, between Payless Cashways, Inc., an Iowa corporation (the "Company"), and Stephen A. Lightstone (the "Executive").

          WHEREAS, the Company and the Executive have entered into an employment agreement dated February 8, 1993 (the "Employment Agreement"), as amended by Amendment No. 1 to Employment Agreement dated October 17, 1996 ("Amendment No. 1"), and Amendment No. 2 to Employment Agreement dated June 30, 1997 ("Amendment No. 2") (the Employment Agreement, as amended by Amendment No. 1 and Amendment No. 2, is referred to herein as the "Amended Employment Agreement");

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties agree as follows:

1. Term of Employment. Paragraph 2 of the Amended Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Term of Employment. Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on the date hereof and shall continue through March 1, 1999."

2.  Severance Benefits.

         (a) Paragraph 6(e) of the Amended Employment Agreement, and all references to Paragraph 6(e) in the Amended Employment Agreement, are hereby deleted in their entirety.

         (b) A new sentence is hereby inserted at the end of Paragraph 6(g)(iii) of the Amended Employment Agreement as follows:

         "Notwithstanding the foregoing, the Executive shall not be entitled to receive such benefits to the extent that the Executive obtains other employment that provides comparable benefits during the 12 months following termination of employment."

         (c) Paragraph 6(j) of the Amended Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "Definition of Severance Period. The term "Severance Period" shall mean the period from the date of the termination of the Executive's employment continuing for the longer of one year after the date of such termination or until March 1, 1999; provided, however, that the Severance Period shall continue regardless of the death or disability of the Executive subsequent to the date of termination of employment."

         (d) A new Paragraph 6(k) is hereby inserted in the Amended Employment Agreement as follows:

         "Participation in Retention Plan. The Executive shall participate in the key employee retention plan adopted by the Company as of August 20, 1997, subject to the terms and conditions of such plan; provided, however, that if the Executive is entitled to receive a retention bonus for a fiscal year, the Executive shall be entitled to receive any unpaid portion of the bonus regardless of any termination of


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          employment  by the Company  without Cause or by the Executive for Good
          Reason prior to the date the unpaid portion of the bonus would be payable under the retention plan."

         (e) A new Paragraph 6(l) is hereby inserted in the Amended Employment Agreement as follows:

          "Retention Payments Excluded From Severance. Any retention payments paid pursuant to Paragraph 6(k) above shall be excluded from the calculation of severance payments provided under other Paragraphs of this Agreement."

         (f) A new Paragraph 6(m) is hereby inserted in the Amended Employment Agreement as follows:

          "Lump Sum Payment. Notwithstanding any other provision of this Agreement, any Base Salary, Incentive Compensation, or Retention Payment payable to the Executive upon termination of employment shall be paid in a lump sum within fifteen (15) days of the termination of employment."

3. Waiver of Claims. A new Paragraph 13 is hereby inserted in the Amended Employment Agreement as follows:

          "Waiver of Claims. The Executive shall execute a waiver of claims under the Employment Agreement, as the Employment Agreement existed prior to this Amendment No. 3, in the form attached hereto as Exhibit A."

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Employment Agreement as of the day and year written above.


PAYLESS CASHWAYS, INC.                                        EXECUTIVE

      /s/ David Stanley                             /s/ Stephen A. Lightstone
By:------------------------------------            -----------------------------
   Chairman and Chief Executive Office             Stephen A. Lightstone

Approval by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


   /s/ John H. Weitnauer, Jr.
--------------------------------


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                                WAIVER OF CLAIMS

         THIS WAIVER OF CLAIMS ("Waiver") is made and entered into as of August 20, 1997, between Payless Cashways, Inc., an Iowa corporation (the "Company"), and Stephen A. Lightstone (the "Executive").

     WHEREAS, the Company and the Executive have entered into an employment agreement dated February 8, 1993 (the "Employment Agreement"), as amended by Amendment No. 1 to Employment Agreement dated October 17, 1996 ("Amendment No.
1), and Amendment No. 2 dated June 30, 1997 "Amendment No. 2");

     WHEREAS, the Company and the Executive have further amended the Employment Agreement, Amendment No. 1 and Amendment No. 2 by entering into Amendment No. 3 to Employment Agreement dated as of August 20, 1997 ("Amendment No. 3");

     WHEREAS, one of the terms and conditions of Amendment No. 3 is that the Company and the Executive enter into this Waiver.

         NOW, THEREFORE, in consideration of these premises and in consideration of the Company and the Executive entering into Amendment No. 3, and other good and valuable consideration, the parties agree as follows:

         1. The Executive, and anyone claiming through or on behalf of the Executive, waives any and all claims the Executive may have or may have had against the Company and the Company's affiliates, their successors and assigns, and the Company's past and present employees, officers, directors and agents, or any of them, under the Employment Agreement as amended by Amendment No. 1 and Amendment No. 2, to the extent the Employment Agreement as amended by Amendment No. 1 and Amendment No. 2, is inconsistent with the terms of Amendment No. 3.

         2. Nothing under this Agreement is intended to waive, terminate or otherwise affect the Executive's eligibility for or receipt of any rights or benefits the Executive may have under the Employment Agreement as amended by Amendment No. 1 and Amendment No. 2, to the extent not inconsistent with terms of Amendment No. 3.

         3. The Executive expressly acknowledges that he was advised to consult with his attorney before signing this Waiver and that he has had the opportunity to be advised by independent legal counsel before signing. The Executive further acknowledges that he has completely read and understands every provision of this Waiver and of Amendment No. 3, and that he has executed this Waiver voluntarily and of his own free will.

         4. This Waiver shall be interpreted and enforced under the laws of the State of Missouri.


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         IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year written above.


PAYLESS CASHWAYS, INC.                         EXECUTIVE

     /s/ David Stanley                            /s/ Stephen A. Lightstone
By:-------------------------------------       ---------------------------------
     Chairman and Chief Executive Officer      Stephen A. Lightstone

Approval by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


   /s/  John H. Weitnauer, Jr.
---------------------------------